UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2005

SOMERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27843	77-0521878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 S. Northpoint Drive

Coppell, Texas 75019

(Address of principal executive offices, including zip code)

(972) 304-5660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2005, Somera Communications, Inc. (the “Registrant”) entered into an Employment Agreement with Kent Coker to be the Registrant’s Senior Vice President and Chief Financial Officer, effective on March 16, 2005.

The Employment Agreement entered into with Mr. Coker provides for the following, effective on March 16, 2005:

•	Mr. Coker shall be an “at-will” employee of the Registrant, serving in the role as Senior Vice President and Chief Financial Officer.

•	Mr. Coker’s annual base salary with the Registrant will be $225,000.

•	Mr. Coker will be eligible to participate in the Registrant’s operating income bonus plan, up to an amount equal to $90,000, based upon the Registrant’s performance and profitability.

•	Mr. Coker will be eligible to receive (subject to the approval of the Registrant’s board) a stock option to purchase 300,000 shares of the Registrant’s common stock, which option will vest as to 25% of the shares subject to the option one year after the date of grant, and as to 1/48th of the shares subject to the option monthly thereafter so that the option will be fully vested and exercisable four years from the date of grant, subject to Mr. Coker’s continued service to the Registrant during such time period.

•	If Mr. Coker’s employment with the Registrant terminates as a result of “constructive termination” or other than voluntarily or for “cause,” (and he signs a standard release of claims), then he will be entitled to receive severance pay in the amount of 6 months of his base salary.

•	If within 12 months following a “change of control” involving the Registrant, Mr. Coker terminates his employment as a result of a “constructive termination” or the Registrant or successor company terminates his employment for other than “cause,” death or disability, then 50% of the shares subject to any unvested options granted to him shall immediately vest and become exercisable at such time.

•	Mr. Coker’s right to receive the severance benefits listed above shall be conditioned on his adhering to non-competition and non-solicitation provisions for the 12-month period following any termination of his employment with the Registrant.

The Employment Agreement entered into with Mr. Coker is attached hereto as an exhibit and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated March 2, 2005, by and between Somera Communications, Inc. and Kent Coker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERA COMMUNICATIONS, INC.

By:	/S/ DAVID W. HEARD
David W. Heard President and Chief Executive Officer

Date: March 3, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated March 2, 2005, by and between Somera Communications, Inc. and Kent Coker.